                                                                    EXHIBIT 99
THE FIFTH THIRD BANCORP
MASTER PROFIT SHARING PLAN

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND INDEPENDENT AUDITORS' REPORT FOR
INCLUSION IN THE ANNUAL REPORT (FORM 5500) TO THE INTERNAL REVENUE
SERVICE

INDEX TO
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
FOR THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                                                                  PAGE
INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of December 31, 1995 and 1994                                2

   Statements of Changes in Net Assets Available for Benefits for the Years Ended
     December 31, 1995 and 1994                                                                                    3

   Notes to Financial Statements                                                                                  4-8

SUPPLEMENTAL SCHEDULES:

   Assets Held for Investment Purposes - Item 27(a) as of December 31, 1995                                      9-10

   Reportable Transactions - Item 27(d) for the Year Ended December 31, 1995                                      11

SUPPLEMENTAL SCHEDULES OMITTED - The following supplemental
   schedules are omitted because of the absence of conditions under which they are required:

   Assets Acquired and Disposed Within the Plan Year

   Party-in-Interest Transactions

   Obligations in Default

   Leases in Default

INDEPENDENT AUDITORS' REPORT

Deloitte & Touche, LLP                    250 East Fifth Street
                                          PO Box 5390
                                          Cincinnati Ohio 45201-5340
                                          Telephone (512) 781-7100


Fifth Third Bancorp and the Trustees of The Fifth Third Bancorp Master Profit
  Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of The Fifth Third Bancorp Master Profit Sharing Plan (Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1995 financial statements taken as whole.


/s/ Deloitte & Touche, LLP

May 24, 1996

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------


                                                  1995           1994
INVESTMENTS, At fair value (Notes 2,3,4):
  Common stock of Fifth Third Bancorp        $ 12,461,583   $  7,723,296
  Collective Funds:
    Cash equivalents                           10,154,410      8,159,281
    Fixed income                               48,438,497     33,909,955
    Equity                                     78,459,812     54,265,016
  Mutual Funds                                 20,323,910     11,350,815
                                             ------------   ------------
          Total investments                   169,838,212    115,408,363

ACCRUED INVESTMENT INCOME                          83,038         54,265

CONTRIBUTIONS RECEIVABLE FROM
  SUBSIDIARIES OF FIFTH THIRD BANCORP             814,659      4,938,242

CONTRIBUTIONS RECEIVABLE FROM PARTICIPANTS        150,484        126,168

CASH                                               49,899      8,597,813
                                             ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS            $170,936,292   $129,124,851
                                             ============   ============

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                                       1995              1994

ADDITIONS:
  Income from investments:
    Interest                                                                     $     655,112    $     565,267
    Dividends                                                                          272,873          171,567
    Net appreciation (depreciation) in fair value of
      investments (Note 3)                                                          30,440,345         (586,976)
                                                                                 -------------    -------------
           Total income from investments                                            31,368,330          149,858
                                                                                 -------------    -------------

  Contributions from subsidiaries of Fifth Third Bancorp (net of participants'
    elective cash payments of $2,892,978 in
    1995 and $2,600,925 in 1994) (Note 1)                                           14,814,659       13,323,242
  Contributions from participants (Note 1)                                           4,214,754        3,367,871
                                                                                 -------------    -------------
           Total contributions                                                      19,029,413       16,691,113
                                                                                 -------------    -------------

  Transfer of plan assets from acquired banks (Note 5)                               2,052,014
                                                                                 -------------    -------------
           Total additions                                                          52,449,757       16,840,971
                                                                                 -------------    -------------

DEDUCTIONS:
  Benefits paid to participants (Note 1)                                           (10,568,652)      (8,461,198)
  Other disbursements                                                                  (69,664)         (10,592)
                                                                                 -------------    -------------
           Total deductions                                                        (10,638,316)      (8,471,790)
                                                                                 -------------    -------------

INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                                       41,811,441        8,369,181

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                                                129,124,851      120,755,670
                                                                                 -------------    -------------

  End of year                                                                    $ 170,936,292    $ 129,124,851
                                                                                 =============    =============

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.    DESCRIPTION OF PLAN

      The following brief description of The Fifth Third Bancorp Master Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

      GENERAL - The Plan is a defined contribution profit sharing plan with separate accounts maintained for each participant. Each regular employee of a participating Fifth Third Bancorp ("Bancorp") subsidiary automatically becomes a participant on the first payroll date after becoming an employee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The original Plan became effective December 31, 1954 and was last restated in its entirety effective January 1, 1992 to comply with various amendments to ERISA.

      ADMINISTRATION - The Fifth Third Bank, a wholly-owned subsidiary of Bancorp, is responsible for the administration of the Plan and serves as the trustee. The investment assets of the Plan are held in separate trust funds in the Trust and Investment Division of The Fifth Third Bank where such assets are managed.

      FUNDING AND VESTING - The Bancorp's contribution to the Plan is an amount determined annually by the Board of Directors of the Bancorp.

      The contribution by the Bancorp and any nonvested balances remaining in the accounts of participants who terminate their employment are allocated to participants in the proportion that the compensation of each participant bears to the compensation of all participants for the Plan year.

      Gains and losses under the Plan, including income from investments and changes in the market value of investments, are allocated to participants in proportion to their respective interests in the Plan as of the preceding valuation date, reduced by any payments to retired participants made during the period.

      Participants may elect to receive up to 50% of their allocation of Bancorp contributions in cash (elective cash payments) rather than having it credited to their account. Elective cash payments totaled $2,892,978 and $2,600,925 for the years ended December 31, 1995 and 1994, respectively, and have been excluded from contributions and benefits paid amounts in the accompanying statements of changes in net assets available for benefits.

      The elective portion of Bancorp contributions credited to participants accounts is vested immediately. The remaining portion of Bancorp contributions become vested 30% after three full years of participation, an additional 10% after the fourth year, and an additional 20% each year thereafter until fully vested.

      The Plan permits voluntary contributions from participants up to 8% of their current basic annual compensation. Such contributions are credited directly to the participants' accounts and are fully vested.

      TERMINATION - Although it has not expressed its intention to do so, the Bancorp has the right under the Plan to discontinue the contributions of any participating Bancorp subsidiary at any time and to amend or terminate the Plan subject to the provisions set forth in ERISA. If the Plan were to be terminated, the value of the proportionate interest of each participant would be determined as of the date of termination, and this amount would be fully vested and nonforfeitable.

      BENEFITS - The Plan provides for payment of normal retirement benefits of accumulated vested amounts upon reaching age 65 and has provisions for early withdrawals of vested benefits in instances of early retirement, disability, death, termination of employment, and financial hardship. Benefits are payable in the form of lump-sum payments or periodic payments.

      BENEFITS PAYABLE - Benefits payable, consisting of amounts owed but not paid as of December 31 for payments to terminated employees, are not recorded as a liability within the financial statements. Benefits payable as of December 31, 1995 and 1994 were $875,407 and $342,263, respectively.

      TAX STATUS - The Internal Revenue Service has determined and informed the Bancorp by a letter dated December 5, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

      INVESTMENT OPTIONS - The Balanced Fund is the basic investment option which is offered to participants. The Balanced Fund contains investments in collective funds invested in money market accounts, equity securities, guaranteed investment contracts, mutual funds and other fixed income securities. The Plan was amended in 1994 to allow the common stock of Fifth Third Bancorp as an investment option within the Balanced Fund for all participants. Participants who are age 50 and older or become permanently disabled may elect, within specified time periods, to invest their accounts in a Conservative Fund which contains investments in U.S. Government Securities, and collective funds invested in money market accounts, guaranteed investment contracts, U.S. Government Securities and other fixed income securities. In 1990, a fund was established to hold the assets of the merged First Ohio Bancshares Profit Sharing Plan. This Stock Fund contains investments in money market accounts and Fifth Third Bancorp common stock. Only participants of the predecessor plan are invested in this fund. In 1993, two new funds were established, the Fountain Square Quality Growth Fund and the Fountain Square Mid Cap Fund. In 1994, the Fountain Square International Equity Fund was established. The addition of these funds was made to allow Bancorp employees to choose from five investment options, (Balanced, Conservative, Quality Growth, Mid Cap and International Equity). The Quality Growth, Mid Cap and International Equity funds contain mutual funds.

The following summarizes the activity and balances of the Plan's six funds:


                                         BALANCED       CONSERVATIVE    STOCK         QUALITY        MID CAP  INTERNATIONAL
                                           FUND            FUND         FUND        GROWTH FUND       FUND     EQUITY FUND

Net assets available for benefits at
  December 31, 1993                  $  101,154,859  $  15,819,360 $  3,207,484  $     348,426  $     225,541
Income from investments                     114,725        194,393     (181,903)         6,353         25,283  $  (8,993)
Contributions                            15,111,411        704,100       53,296        290,084        444,721     87,501
Benefits paid to participants
  and other disbursements                (6,573,676)    (1,446,132)    (298,986)       (50,301)       (99,065)    (3,630)
Interfund transfers                      (2,386,436)       193,280      371,779        438,148        894,228    489,001
                                     --------------  ------------- ------------   ------------   ------------ ----------
Net assets available for benefits
  at December 31, 1994                  107,420,883     15,465,001    3,151,670      1,032,710      1,490,708    563,879
Income from investments                  26,888,202      1,779,333    1,819,215        374,340        418,643     88,597
Contributions                            15,883,681      1,208,026      361,908        640,061        619,572    316,165
Benefits paid to participants
  and other disbursements                (7,090,366)    (3,032,051)     (92,555)      (120,523)      (262,795)   (40,026)
Interfund transfers                        (781,128)       (63,727)     163,859        259,075        373,141     48,780
Transfers of plan assets from
  acquired banks                           (222,700)     1,986,265       50,630        150,066         97,111     (9,358)
                                     --------------  ------------- ------------   ------------   ------------ ----------

Net assets available for benefits
  at December 31, 1995               $  142,098,572  $  17,342,847 $  5,454,727   $  2,335,729   $  2,736,380 $  968,037
                                     ==============  ============= ============   ============   ============ ==========


                                            TOTAL
Net assets available for benefits at
  December 31, 1993                    $  120,755,670
Income from investments                       149,858
Contributions                              16,691,113
Benefits paid to participants
  and other disbursements                  (8,471,790)
Interfund transfers
                                       --------------
Net assets available for benefits
  at December 31, 1994                    129,124,851
Income from investments                    31,368,330
Contributions                              19,029,413
Benefits paid to participants
  and other disbursements                 (10,638,316)
Interfund transfers
Transfers of plan assets from
  acquired banks                            2,052,014
                                       --------------

Net assets available for benefits
  at December 31, 1995                 $  170,936,292
                                       ==============

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following are the significant accounting policies followed by the
      Plan:

      GENERAL - The accounting records of the Plan are maintained on the accrual basis of accounting.

      VALUATION OF INVESTMENTS - Quoted market prices are used to value equity securities and mutual funds. The fair values of bonds are based on yields currently available on comparable securities of issuers with similar credit ratings. The fair value of collective funds is based on the fair market value of investments in the fund.

3.    INVESTMENTS

      Investments representing more than five percent of net assets at December 31, 1995 and 1994 are as follows:

                                                                                            FAIR VALUE
                                                                              ---------------------------------------
                                                                                       1995               1994

  Fifth Third Bank Common Stock Fund for Employee
        Benefit Plans                                                             $  57,591,212      $  40,116,407
  Fifth Third Bank Fixed Income Fund for Employee
        Benefit Plans                                                                34,540,666         22,911,549
  Fifth Third Bank Middle Capitalization Fund for Employee
        Benefit Plans                                                                23,581,168         14,148,609
  U.S. Government Securities Fund for Employee Benefit Plans                         13,897,862         10,998,406
  Fountain Square International Equity Fund                                          15,319,819          9,067,473
  Fifth Third Bancorp common stock                                                   12,461,583          7,723,296
  G.I.C. Investment Fund for Employee Benefit Plans                                   9,011,056          7,601,056


      The following table represents the net appreciation (depreciation) in fair value of investments for the Plan for the years ended December 31:

                                                                                       1995            1994

  Net appreciation (depreciation) in fair value of investments:
        Common stock of Fifth Third Bancorp                                       $  4,155,925       $(449,087)
        Bonds                                                                                           (7,218)
        Collective funds - fixed income and equity                                  24,043,418         191,207
        Mutual funds                                                                 2,241,002        (321,878)
                                                                                  ------------       ---------
Total                                                                             $ 30,440,345       $(586,976)
                                                                                  ============       =========

4.    TRANSACTIONS WITH RELATED PARTIES

      The Fifth Third Bank provides the Plan with certain accounting and administrative services for which no fees are charged.

      At December 31, 1995 and 1994, the Plan held 170,124 and 160,902 shares of Fifth Third Bancorp common stock, respectively, with fair values of $12,461,583 and $7,723,296, respectively (see Note 1).

5.    PLAN ASSETS FROM ACQUIRED BANKS

      During 1995, approximately $2,052,000 was transferred to the Plan as a result of the acquisitions of Cumberland Federal Bancorporation, Inc. and Mutual Federal Savings Bank of Miamisburg by the Bancorp.

                                   * * * * * *

                                                                    SUPPLEMENTAL
                                                                      SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

ASSETS HELD FOR INVESTMENT PURPOSES -  ITEM 27(A)
AS OF DECEMBER 31, 1995
- --------------------------------------------------------------------------------

    PAR VALUE/
      NO. OF                                                                                                         CURRENT
      SHARES        ASSET DESCRIPTION                                                              COST               MARKET

                    BALANCED FUND

                    COLLECTIVE FUNDS - CASH EQUIVALENTS:
            675,999   Fifth Third Banksafe Trust                                             $      675,999     $        675,999
          4,533,906   GIC Fund for Employee Benefit Plans                                         4,533,906            4,533,906
                                                                                             --------------     ----------------
                               Total Collective Funds - Cash Equivalents                          5,209,905            5,209,905
                                                                                             --------------     ----------------

                    COLLECTIVE FUNDS - FIXED INCOME:
            828,986   Fifth Third Bank Fixed Income Fund for Employee Benefit Plans              18,693,338           29,089,119
             33,169   U.S. Government Securities Fund for Employee Benefit Plans                  5,533,493            6,965,821
                                                                                             --------------     ----------------
                               Total Collective Funds - Fixed Income                             24,226,831           36,054,940
                                                                                             --------------     ----------------

                    COLLECTIVE FUNDS - EQUITY:
            417,903   Fifth Third Bank Common Stock Fund for Employee Benefit Plans              31,636,804           57,591,212
            445,815   Fifth Third Bank Middle Capitalization Fund for Employee Benefit Plans     11,328,318           20,868,600
                                                                                             --------------     ----------------
                               Total Collective Funds - Equity                                   42,965,122           78,459,812
                                                                                             --------------     ----------------

             96,600 COMMON STOCK - Fifth Third Bancorp                                            4,830,966            7,075,950
                                                                                             --------------     ----------------

          1,374,398 MUTUAL FUNDS - Fountain Square International Equity Fund                     13,280,000           14,362,460
                                                                                             --------------     ----------------
                               Total Regular Fund                                                90,512,824          141,163,067
                                                                                             --------------     ----------------

                                                                    SUPPLEMENTAL
                                                                      SCHEDULE
THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

ASSETS HELD FOR INVESTMENT PURPOSES - ITEM 27(A)
AS OF DECEMBER 31, 1995
- --------------------------------------------------------------------------------

    PAR VALUE/
      NO. OF                                                                                                             CURRENT
      SHARES       ASSET DESCRIPTION                                                                 COST                MARKET

                   CONSERVATIVE FUND

                   COLLECTIVE FUNDS - CASH EQUIVALENTS:
           467,339   Fifth Third Banksafe Trust                                             $        467,339     $        467,339
         4,477,150   GIC Fund for Employee Benefit Plans                                           4,477,150            4,477,150
                                                                                              --------------       --------------
                              Total Collective Funds - Cash Equivalents                            4,944,489            4,944,489
                                                                                              --------------       --------------

                   COLLECTIVE FUNDS - FIXED INCOME:
           155,359   Fifth Third Bank Fixed Income Fund for Employee Benefit Plans                 4,078,226            5,451,547
            33,008   U.S. Government Securities Fund for Employee  Benefit Plans                   5,372,724            6,932,010
                                                                                              --------------       --------------
                              Total Collective Funds - Fixed Income                                9,450,950           12,383,557
                                                                                              --------------       --------------
                              Total Conservative Fund                                             14,395,439           17,328,046
                                                                                              --------------       --------------

                   STOCK FUND

                16 COLLECTIVE FUNDS - CASH EQUIVALENTS - Fifth Third Banksafe Trust                       16                   16
            73,524 COMMON STOCK - Fifth Third Bancorp                                              1,180,906            5,385,633
                                                                                              --------------       --------------
                              Total Stock Fund                                                     1,180,922            5,385,649
                                                                                              --------------       --------------

                   QUALITY GROWTH FUND

           181,148 MUTUAL FUNDS - Fountain Square Quality Growth Fund                              1,961,215            2,291,523
                                                                                              --------------       --------------
                             Total Quality Growth Fund                                             1,961,215            2,291,523
                                                                                              --------------       --------------

                   MIDDLE CAPITALIZATION FUND

           210,767 MUTUAL FUNDS - Fountain Square Middle Capitalization Fund                       2,317,927            2,712,568
                                                                                              --------------       --------------
                             Total Middle Capitalization Fund                                      2,317,927            2,712,568
                                                                                              --------------       --------------

                   INTERNATIONAL EQUITY FUND

            91,613 MUTUAL FUNDS - Fountain Square International Equity Fund                          877,858              957,359
                                                                                              --------------       --------------
                              Total International Equity Fund                                        877,858              957,359
                                                                                              --------------       --------------

                   TOTAL                                                                      $  111,246,185       $  169,838,212
                                                                                              ==============       ==============

                                                                    SUPPLEMENTAL
                                                                      SCHEDULE
THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN
REPORTABLE TRANSACTIONS* - ITEM 27(d)
FOR THE YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                                                                   AGGREGATE     AGGREGATE      AGGREGATE
                                                                   PURCHASE       SELLING        COST OF      AGGREGATE
DESCRIPTION OF ASSET                                                 PRICE         PRICE       ASSETS SOLD   GAIN/(LOSS)

SERIES OF TRANSACTIONS:
  Fifth Third Banksafe Trust                                      $11,810,811   $11,225,682   $11,225,682
    Number of transactions                                                 21            15
  Fifth Third Bank Fixed Income Fund for Employee Benefit Plans     8,169,841     1,093,090       862,409   $  230,681
    Number of transactions                                                 10             6
  Fifth Third Bank Common Stock Fund for Employee Benefit Plans     7,491,241     3,610,667     2,047,350    1,563,317
    Number of transactions                                                 18            10

* A reportable transaction is any transaction during the plan year, with respect to any plan asset, involving an amount in excess of 5% of the fair value of net plan assets at the beginning of the plan year. This schedule includes security transactions that are a part of a series of transactions involving securities of the same issue during the plan year, where the aggregate amount involved in the transactions exceeds 5% of the current value of net plan assets at the beginning of the plan year.